CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.1

Schedule of Restated 2022 Deferred Income Tax Positions

During our review of the Company’s deferred income tax positions as of December 31, 2023, the Company has determined that the following adjustments are needed to the Company’s previously reported December 31, 2022 deferred tax assets and liability balances (with no impact to the Company’s previously reported net deferred tax assets) due to the inadequate review, assessment of and reporting of the Company’s temporary differences between book and taxable income. The Company intends to restate the balances as previously reported, where needed, as follows:

Deferred Tax Assets:	2022 (as Previously Reported)	Restatement Adjustments	2022 (As Restated)
Allowance for credit losses	$60,100	$—	$60,100
Capitalized R&D	864,969	—	864,969
Credit carryforwards	2,193,146	—	2,193,146
Inventory reserve	1,130,788	(407,797)	722,991
Accrued payroll	267,819	—	267,819
Loss contracts reserve	46,205	—	46,205
Restricted stock	160,989	(68,312)	92,677
Acquisition costs	77,762	—	77,762
Lease liability	1,469,551	—	1,469,551
Accrued legal	159,849	—	159,849
Disallowed interest expense	1,268,226	(325,137)	943,089
Net operating loss carryforward	19,493,530	(1,802,740)	17,716,333
Other	20,659	—	20,659
Deferred tax assets	27,213,593	(2,603,986)	24,609,607

Valuation allowance	(14,916,923)	—	(14,916,923)

Deferred Tax Liabilities:
Prepaid expenses	207,980	—	207,980
Revenue recognition	3,966,404	(2,625,299)	1,341,105
Property and equipment	156,794	21,313	178,107
ROU asset	1,391,029	—	1,391,029
Deferred tax liabilities	$5,722,207	$(2,603,986)	$3,118,221
Net deferred tax assets	$6,574,463	$—	$6,574,463

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